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                                                                   EXHIBIT 10.32


                           SOFTWARE LICENSE AGREEMENT
                                NO. CHT -________

This Agreement is made as of _______________ _____, 19__ by and between Forseon Corporation, a Delaware corporation, dba Retail Merchandising Service Automation ("RMSA") and ______________________ ("User").

                                   DEFINITION

BACK OFFICE SYSTEM means a personal computer together with certain peripherals including plug-in boards, a monitor, a keyboard and printer which is intended to be capable of handling back office functions for the System.

"POS" (point-of-sale terminal) means that certain integrated microcomputer system offered for sale by RMSA, which includes a monitor, keyboard, printer, and cash drawer and is intended to be capable of handling sales and other transactions when operated as part of the System.

"SOFTWARE" means that certain code developed by RMSA and supplied in executable form as a component of the System to control the operation of the hardware components of the System.

"UPGRADES" means those enhancements and modifications to the Software which RMSA may develop and offer to licensees of the Software.

"SYSTEM"  means the combination of the Equipment and Software.

This Agreement is entered into with reference to the following facts:

A. RMSA is in the business of developing and marketing Systems.

B. RMSA and/or others are the owner of all rights, title and interest in the Software to be used with and /or contained in the System.

C. RMSA maintains the exclusive right to offer the System (s) for sale to end users.

D. User is purchasing the system from RMSA for use in User's business.

E. The Software and the source, object and executable code for the Software are trade secrets of RMSA. The Software may not be used without a license, which is provided for below.

                                   AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows.

                                      SALE

1. SALE IS CONDITIONAL. The sale of the Equipment and license of the Software is made to User on the condition that User sign a copy of this Agreement and abide by all of its terms and conditions.

2. SITE PREPARATION. User shall at User's expense prepare all relevant locations in accordance with the site preparation requirements specified by RMSA in order to make such locations suitable for installation of the System.

3. DELIVERY. After the site has been prepared pursuant to Section 2 hereof, RMSA shall cause the System to be delivered to such prepared locations and the User shall pay shipping and shipping insurance charges.

4. SYSTEM PRICE. The System price is specified in the Agreement For Purchase attached as Exhibit 1 and is payable in full upon delivery of the System.

5. SYSTEM OPERATION. User shall be solely responsible for the management, supervision and operation of the installed System and its component elements.

6. OPERATION COSTS. User shall be responsible for all costs of operating the System including but not limited to all supplies (paper, tags, sales slips, printer ribbons, etc.), telephone, electricity, etc.

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                                     LICENSE

7. LICENSE TO USE THE SOFTWARE.

(a) RMSA hereby grants to User a nontransferable, nonexclusive perpetual license (the "License") solely to use the Software, including Upgrades, in its company locations. No right to duplicate or reproduce the Software or any part of the Software is granted or implied by this Agreement or by the sale of the system to User. Pursuant to the License, User shall use the Software only as part of the system. The License does not entitle User to further license or sublicense the Software in any manner not expressly authorized hereunder. User acknowledges and agrees that the utility of the Software is dependent upon the operation of the Software as part of the System.

(b) User shall not change, modify or improve the Software without the prior written consent of RMSA as to each such change, modification or improvement. Any and all such changes, modification, or improvements consented to by RMSA immediately upon their creation from time to time, shall be and remain the sole and exclusive property of RMSA (subject to the License granted in this Agreement) without any payment of any kind to user or by RMSA.

8. COPYRIGHT. All of the Software is copyrighted by RMSA and/or others, and any unauthorized reproduction or duplication is expressly prohibited by this Agreement. No identifying marks or copyrights contained in or on the System may be removed or deleted. The Software may be used by User only as part of the System. All copyright and all other rights in the software are retained by the owner thereof and User acknowledges that User has no rights in such Software other than as set forth in this Agreement.

9. TRADE SECRETS. User acknowledges that the Software, including Upgrades, are trade secrets of RMSA and/or others. User shall take all reasonable actions to ensure the continued secrecy and confidentiality of these trade secrets.

10. DAMAGES. Any unauthorized reproduction or duplication of the Software will severely damage RMSA's ability to conduct their business, and User will be liable to RMSA for any consequential damages arising as a result of such unauthorized duplication or reproduction.

                                     GENERAL

11. CONFIDENTIAL INFORMATION. Certain proprietary information (including but not limited to sales, marketing, performance, cost, business and accounting information, and all record bearing media disclosing or containing such information) may be furnished by User in connection with RMSA's maintenance and support activities. This confidential information is to be used solely in connection with work to be performed by RMSA for User. All copies of such information are to be destroyed or returned to User upon its request. This commitment shall pose no obligation upon RMSA with respect to any portion of the received information which (a) is now, or which hereafter, through no act or failure to act on the part of RMSA becomes generally known or available; (b) is known to RMSA at the time of receiving such information; (c) is furnished to others by User without restriction on disclosure; or (d) is hereafter furnished to RMSA by a third party without restriction on disclosure.

12. TAXES. User shall pay or reimburse RMSA for any and all taxes, however designated, arising from or based upon payments, late time payments thereon, made under this Agreement, or the products, licenses or materials furnished pursuant to this Agreement or their use (including sales and use taxes and personal property taxes, but not including any income or corporate excise taxes assessed against or levied on RMSA.

13. LIMITATION OF LIABILITY. RMSA MAKES AND USER RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE WITH RESPECT TO THE SYSTEM, THE EQUIPMENT, THE SOFTWARE, THE UPGRADES OR ANY OTHER DELIVERABLES, ALL OF WHICH ARE SOLD, TRANSFERRED OR LICENSED AND ARE PROVIDED "AS IS." IN NO EVENT SHALL RMSA BE LIABLE FOR GENERAL, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF THE OWNERSHIP OR USE OF THE SYSTEM, THE EQUIPMENT, THE SOFTWARE, THE UPGRADES OR ANY OTHER DELIVERABLES BY USER OR ANY THIRD PARTY.

14. TERMINATION BY RMSA. RMSA may, in addition to their other remedies and subject to any valid requirements of any applicable statute, terminate the maintenance, license and other ongoing obligations hereunder upon giving User 30 day' prior written notice of such termination if any one of the following occurs:

(a) User by act or omission breaches or defaults on any term, covenant or condition of this Agreement, which breach or default can be cured, and User fails to cure such breach or default within ten days after User's receipt of written notice of termination from RMSA which shall specify such breach or default; or

(b) User fails to exert good faith efforts to carry out the provisions of this Agreement following User's receipt of written notice from RMSA of such failure and a reasonable opportunity to exert good faith efforts to carry out such provisions: or



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(c) User fails to pay to RMSA in a timely manner when due all sums to which RMSA is legally entitled hereunder; or

(d) User files a voluntary petition in bankruptcy or makes an assignment for the benefit of creditors or creditors file an involuntary petition in bankruptcy against User which is not dismissed within 30 days; or

(e) User attempts to transfer, assign or sublicense any rights set forth herein, except as specifically provided for herein, without the prior written consent of RMSA.

Without limitation of the foregoing, it is agreed that upon the occurrence of any of the events specified in clauses (d) or (e) of this Section, it would not be reasonable to require RMSA to give 30 days prior written notice, that ten days notice would be reasonable in such circumstances, and that in any such circumstance RMSA may elect to terminate this Agreement upon giving User ten instead of 30 days prior written notice of such termination.

15. RELATIONSHIPS OF PARTIES. Nothing herein contained shall be deemed to constitute a franchise, partnership or joint venture between RMSA and User. Nor shall anything herein contained be deemed to make RMSA or User the agent of the other.

16. ARBITRATION. Any controversy between the parties hereto involving the construction or application of any of the terms, covenants or conditions of this Agreement shall, on written request of either party hereto served on the other party, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure (or the Corresponding provisions of any subsequent law). RMSA and User shall attempt to agree upon the appointment of one impartial person to hear and determine the dispute, and if they shall be unable to agree upon the appointment of the single arbitrator, RMSA shall appoint one person and User shall appoint one person, and then the two persons so chosen shall select a third impartial arbitrator. A decision of the majority of the arbitrators so chosen shall be final and conclusive upon all parties. The cost of such arbitration shall be borne by the losing party.

17. NOTICES. All payments shall be made to and all notices, requests, demands and other communications hereunder shall be deemed to be duly received by the person to whom addressed when personally delivered or 48 hours after deposit in United States mail, registered or certified mail, postage prepaid, return receipt requested, addressed:

        In the case of RMSA:

        RMSA
        6600 Jurupa Avenue
        Riverside, CA  92504

        or such other person or address as RMSA may from time to time furnish to User.

        In the case of User:

           _________________________

           _________________________

           _________________________

           Attention: _________________

        or to such other persons or address as User may from time to time furnish to RMSA.

18. EXCUSABLE DELAYS. In performing any of the obligations under this Agreement, RMSA shall not be responsible for any delays caused by Acts of Nature or any other cause beyond RMSA's reasonable control.

19. WAIVER. Any waiver of any provision hereof (or any related document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligation of the parties with respect thereto shall continue in full force and effect.

20. GOVERNING LAW; RELIEF. This Agreement shall be governed by, subject to and interpreted in accordance with the laws of the State of California (except to the extent governed by the United States Trademark Act of 1946, as amended, and the United State Copyright Act of 1976, as amended). Breaches of this Agreement by User, other than under Sections 4, 13 and 14, are not easily compensable in monetary damages and are subject to injunctions and other forms of equitable relief.



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21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject hereof and supersedes any and all previous written or oral agreements or discussions between said parties.

22. AMENDMENT. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by both parties.

23. CAPTIONS AND CONSTRUCTION. The captions used herein as headings of the various sections hereof are for convenience only, and the parties agree that such captions are not to be construed to be part of this Agreement or to be used in determining or construing the intent or context of the Agreement.

24. SEVERABILITY. In the event any of the provisions or a portion of any provision of this Agreement shall be unlawful, void, or for any reason unenforceable they shall be deemed separable from and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement.

25. ATTORNEYS FEES. In the event a dispute arises under this Agreement including without limitation an arbitration proceeding conducted pursuant to Section 16 hereof, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys fees, in addition to any other relief to which it is found entitled.

26. ASSIGNMENT. This Agreement is not assignable by User without the prior written consent of RMSA and written agreement by the assignee to the terms and conditions of this Agreement. RMSA's prior written consent shall not be required in connection with User's sale of User's entire business or the System as a whole, provided that the successor to User's business or the System agrees in writing to there terms and conditions of this Agreement. Any attempt by User to assign any of the rights, duties or obligations of this Agreement without such consent is void.

This Agreement is not valid until signed by an officer (President or Vice President) of RMSA.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above


Forseon Corporation, a Delaware
corporation, dba Retail
Merchandising Service Automation
("RMSA")                                     ___________________________________
                                                   (Buyers Full Legal Name)


By: _________________________________        By:________________________________


Title: ______________________________        Title:_____________________________


Date: _______________________________        Date:______________________________



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